SECURITY AGREEMENT

Protea Biosciences, Inc., 955 Hartman Run Road, Suite 210, Morgantown, West Virginia 26507, herein called "Debtor," and West Virginia Economic Development Authority, herein called "Secured Party," agree as follows:

1. Debtor hereby grants to Secured Party a first lien security interest in all equipment of Debtor described in Exhibit A hereto, together with all attachments, accessions, accessories, parts, increases, and additions to and all replacements of and substitutions for any such equipment (collectively, the "Equipment"); all of the Debtor's right, title and interest in and to all warranties relating to the Equipment, together with any and all other guarantees, claims, rights, remedies and privileges relating to the Equipment; all manuals, documents, plans and schematics relating to operation and maintenance of the Equipment, all of the Debtor's right, title and interest in and to all computer software relating to the Equipment; and all proceeds of any of the foregoing (the "Collateral").

2. The security interest created by this Security Agreement shall be a sole first lien security interest position, shared only with the security interest in favor of the West Virginia High Technology Consortium Foundation (the "WVHTCF"), securing its loan to Protea Biosciences Group, Inc. ("Borrower") in the amount of $200,000.00 (the "WVHTCF Loan"), provided that, in the event the WVHTCF converts the WVHTCF Loan into equity in whole or in part, then, if converted in whole, the security interest of WVHTCF in the Collateral shall terminate and WVEDA shall have a sole first priority security interest therein, or if converted in part, then the security interest of WVHTCF in the Collateral shall terminate with respect to that portion of the WVHTCF Loan converted into equity.

3. Debtor covenants, warrants and agrees that:

a. Debtor shall cause Borrower to pay Secured Party the sum of $200,000.00 evidenced by that certain Promissory Note of even date herewith and referred to in that certain Loan Agreement of even date herewith between the Borrower and Secured Party (the "WVEDA Loan"), together with the interest and other obligations described in said Promissory

Note and Loan Agreement. This Security Agreement shall, in addition to securing said sums due to Secured Party with respect to the WVEDA Loan, secure all future advances made by Secured Party, to, or for the account of Debtor, including advances for loans, repairs to or maintenance of the Collateral, and all reasonable costs and expenses incurred in the collection of any such indebtedness. This Security Agreement shall also secure the obligations of Debtor under the Guaranty of Payment executed by Debtor on the date hereof guaranteeing the payment of the WVEDA Loan.

b. The Collateral covered hereby will be used primarily in Debtor's business located at 1311 Pineview Drive, Suite 501, Morgantown, West Virginia 26505, unless Secured Party consents in writing to another use, and said Collateral will not be misused or abused, wasted or allowed to deteriorate, except for the ordinary wear and tear from its intended primary use.

c. Until this Security Agreement is terminated, the Collateral will be insured against fire, theft, vandalism, malicious mischief, and other hazards in an amount and with policy or policies of insurance acceptable to Secured Party. Such casualty insurance policy or policies shall contain a "New York Standard Mortgage Clause," or its equivalent. Further, until this Security Agreement is terminated, Debtor will maintain liability insurance in amounts and coverages satisfactory to Secured Party and, if Debtor's county is designated as a flood prone area and the FIA map shows that Debtor's property is located within a special flood hazard area, Debtor will purchase Federal Flood Insurance in amounts and coverages satisfactory to Secured Party. All aforesaid policies shall be payable to Secured Party and Debtor, as their interests appear, and with the policy or policies, or copies thereof, deposited with Secured Party, and such policy or policies shall provide for not less than thirty (30) days written notice to Secured Party of the cancellation of such policy or policies.

d. The Collateral will not be sold, transferred or disposed of or be subjected to any unpaid charges, including taxes, or to any security interest, lien or other subsequent interest of a third person created or suffered by Debtor voluntarily or involuntarily,

unless Secured Party consents in advance in writing to such charge, transfer, disposition, security interest, lien or other subsequent interest.

e. Debtor hereby authorizes the Secured Party to file and, if determined by Secured Party to be necessary or convenient, Debtor will sign and execute alone or with Secured Party any Financing Statements, fixture filings, or other documents and Debtor agrees to procure any documents and pay all costs necessary to protect the security interests under this Security Agreement against the rights or interests of third parties.

f. Debtor will reimburse Secured Party for any action, including without limitation attorney fees and expenses, to remedy a default which Secured Party elects pursuant to the terms hereof or under said Loan Agreement.

g. Debtor represents and warrants to the Secured Party that the equipment described in Exhibit A shall at all times prior to the payment in full of the debt secured hereby remain as personal property and shall never constitute fixtures unless Security Party consents otherwise in advance in writing.

4. Until default hereunder, Debtor shall be entitled to the possession of the Collateral and to use and enjoy the same.

5. Debtor shall be in default hereunder upon an Event of Default as set forth in said Loan Agreement or failure to pay any amount payable hereunder or under said Promissory Note within the time provided in said Promissory Note or upon failure to observe or perform any of Debtor's other agreements contained herein.

6. Upon Debtor's default, Secured Party may exercise its rights of enforcement under the Uniform Commercial Code in force in West Virginia, at the date of this Security Agreement and, in conjunction with, in addition to or in substitution for those rights, at the discretion of Secured Party, may enter upon Debtor's premises to take possession of, assemble, and collect the Collateral or render it unusable, and may require Debtor to assemble the Collateral and make it available at a place designated by Secured Party which is mutually

convenient to allow Secured Party to take possession of or dispose of the Collateral. Secured Party may waive any default or remedy any default in any reasonable manner without waiving the default remedy and without waiving any other prior or subsequent defaults. In the event of default by Debtor or Borrower in its obligations to Secured Party and the repossession of the Collateral by Secured Party, such Secured Party may sell and transfer the entire interest in and full and complete title to the Collateral. Whenever notice is required by law to be sent by the Secured Party to the Debtor of any sale, lease or other disposition of the Collateral, ten (10) days' written notice sent to the Debtor's address set forth above will be reasonable.

7. Debtor warrants that it has good title to the Collateral described herein; that the same is free and clear from all liens and encumbrances other than the aforesaid security interests in favor of Secured Party and the WVHTCF; and that Debtor has the right to convey the same to Secured Party as collateral.

8. All the Collateral described herein is located in Monongalia County, West Virginia, and will remain in said County until said Promissory Note is paid in full.

9. The only offices of the Debtor are at 955 Hartman Run Road, Suite 210, Morgantown, West Virginia 26507 and 1311 Pineview Drive, Suite 501, Morgantown, West Virginia 26505.

Dated this 11 day of June, 2012.

PROTEA BIOSCIENCES, INC.

By: ______________________

Its: President

WEST VIRGINIA ECONOMIC
DEVELOPMENT AUTHORITY

By: ______________________

Its: Executive Director

EXHIBIT A

LIST OF EQUIPMENT

Vendor	Equipment	Model #	Serial #
Waters	Synapt G2 Mass Spectrometer	G2-S	UEB07201